Exhibit 99.1

Unusual Machines Issues Letter to Shareholders

CEO Allan Evans Shares Q2 2025 Highlights and Provides Strategic Insight into the Company’s Plans

ORLANDO, Florida – August 14, 2025 (ACCESSWIRE) – Unusual Machines, Inc. (NYSE American: UMAC) (“Unusual Machines” or the “Company”), a manufacturer of NDAA compliant drones and drone components, today announced it filed its Form 10-Q with the U.S. Securities and Exchange Commission for the second quarter of 2025 and provided the following letter to its shareholders from CEO Allan Evans.

Dear Shareholders,

This shareholder letter follows the completion of our second quarter of 2025. It has been another record revenue quarter. We closed a financing for $40M during the quarter and another $48.7M last month. We want to take this opportunity to provide context and deeper insights into our operations and what these represent for Unusual Machines’ future.

Operations Update

Unusual Machines revenue for the second quarter was about $2.12 million which represents a year over year increase for the quarter of approximately 51%. This is our best revenue quarter of all time for the fifth consecutive quarter and was achieved in spite of tariffs creating consumer hesitancy. This was driven by an increase in enterprise sales which represented approximately 31% of our Q2 revenue. We were also able to improve gross margins to 37% which represents our highest quarterly margins to date. We expect the increase in margin and enterprise sales to continue throughout 2025 and extend into 2026. I think GAAP results seem exaggerated as our net loss for the second quarter was approximately $6.9 million driven mostly from expenses related to equity compensation. After non-cash and non-recurring adjustments, our non-GAAP adjusted net loss for the second quarter was approximately $0.8 million (see Table 2).

Cash Position

We prioritize managing our cash position and cash flow. We started the second quarter with $5.0 million and finished the quarter with $38.9 million. We have subsequently raised and additional $44.9M after fees. The breakdown of the cash position change over the quarter (see Table 1) provides greater detail into our expenses. Total expenses were above expectations, as there were costs related to the financings. We still absolutely prioritize prudent spending and are seeking to get to cash flow positive in 2026.

Cap Table Changes

The financings have changed our capitalization table substantially. Unusual Machines now has 30.2 million of shares outstanding and will be approximately 31.1 million shares after we close Rotor Lab with no shareholder to our knowledge owning more than 9.9% of the total. We have over $81 million in cash (which includes the Q3 financing), and $0 in debt. Given the cash position, limited cash burn, improving revenues, and diversified shareholder base; we believe the company is in a very strong position to continue to grow quickly throughout the remainder of 2025.

Regulatory Impacts

The regulatory environment is dynamic. Tariffs have been implemented, paused, changed, and seemed to have settled into a more stable steady state. We were able to adjust to the tariffs in Q2 and with our onshoring push have been able to improve margins in spite of an increase in some overseas goods. Internally, Unusual Machines is placing larger inventory orders to reduce uncertainty and get better component pricing to offset tariff costs.

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Externally, the regulatory environment is creating market conditions that strongly favor domestic drone companies. These impacts are likely to influence our business in ways we find challenging to model. While we expect to continue to see consumer sales growth, we expect it to slow down a little. At the same time, we see a major uptick in interest on the enterprise side as other businesses look to us for components and general predictability. We believe the impact of tariffs and regulations will strongly benefit Unusual Machines and expect to see GAAP validation of that expectation in the third quarter and fourth quarters as U.S. Government contracts start to be issued to some of our customers.

Looking Ahead

Our priorities moving forward are clear:

•	Grow Revenue: We are being aggressive. We will continue to invest in and expand Rotor Riot’s operations, driving both top-line growth and improved margins while introducing more U.S. made components at competitive prices. We will continue to take advantage of the tariffs to improve gross margins, and we anticipate substantial capital expense outlay as we work to very quickly scale a motor factory in Orlando to complement our factory that we will acquire in Australia once we close the Rotor Lab acquisition.

•	Grow the Company: The U.S. government marketplace for drones is accelerating. To keep up with demand growth on the enterprise side – we need to scale the company. We are in the process of expanding our team from 20 employees to 50, are building out the motor factory, and plan on adding Fat Shark headset assembly to a new leased facility in the Orlando area.

•	Get to Cash Flow Positive: We plan to grow in a controlled manner with the focus of our efforts driving us toward positive cash flow. Accounting for growth, we expect to need $20-30M in an annual revenue run rate to reach this target and are working toward getting there in 2026 depending on how the enterprise market materializes in the second half of 2025.

We are enthusiastic about the future of Unusual Machines. The company is in a great position to capitalize on enterprise sales and take advantage of the regulatory environment and macroeconomic factors to rapidly scale. We believe the moment is now and are doing everything we can to capture market share. We appreciate you all for the confidence and support in our vision. Please reach out with any questions or comments.

Sincerely,

Allan Evans

CEO of Unusual Machines

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Second Quarter Financial Results

•	Revenues totaled approximately $2.12 million for the three months ended June 30, 2025 as compared to $1.41 million for the three months ended June 30, 2024 which was a 51% increase for the second quarter year over year.
•	Revenues totaled approximately $4.17 million for the six months ended June 30, 2025 as compared to pro forma revenue of $2.52 million for the six months ended June 30, 2024, which represents a 65% increase for the first six months year over year.
•	Gross margin for the second quarter was approximately 37%, which improved related to the increase in enterprise sales, increasing costs related to tariffs and expanding certain retail margins. Our gross margin for the first six months of the year is approximately 31%.
•	Our loss from operations was approximately $7.2 million for the three months ended June 30, 2025 as compared to an operating loss of $1.6 million for the three months ended June 30, 2024. Included in this is non-cash stock compensation expense of $5.5 million and $0.4 million for the three months ended June 30, 2025 and 2024, respectively.
•	Interest income was $0.2 million for the three months ended June 30, 2025 related to interest earned from our May 2025 public offering.
•	Net loss attributable to common shareholders for the second quarter 2025 was approximately $6.9 million or $0.32 per share as compared to a net loss of approximately $1.6 million for the second quarter 2024 or $0.16 per share. The decrease primarily relates to the increase in non-cash stock compensation expense incurred in 2025.
•	We had approximately $38.9 million of cash as of June 30, 2025 as compared to $3.7 million as of December 31, 2024. The increase in cash primarily relates to the public offering completed in May 2025 and cash exercise of warrants in February 2025. See table 1 for additional details.

For further information concerning our financial results, see the tables attached to this shareholders’ letter.

About Unusual Machines

Unusual Machines manufactures and sells drone components and drones across a diversified brand portfolio, which includes Fat Shark, the leader in FPV (first-person view) ultra-low latency video goggles for drone pilots. The Company also retails small, acrobatic FPV drones and equipment directly to consumers through the curated Rotor Riot e-commerce store. With a changing regulatory environment, Unusual Machines seeks to be a dominant component supplier to the fast-growing multi-billion-dollar US drone industry and the global defense business. According to Fact.MR, the global drone accessories market is currently valued at $17.5 billion and is set to top $115 billion by 2032.

For more information visit Unusual Machines at https://www.unusualmachines.com/.

Safe Harbor Statement

This shareholder letter contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. These statements include: our expectation that we will improve gross margins, grow the Company and grow our revenues, expand enterprise sales throughout 2025 and extend into 2025, our ability to become cash flow positive and the timing, our ability to achieve rapid growth, our expectation concerning the impact from tariffs and achieve GAAP validation, that we will be successful leasing a new facility and expand our manufacturing footprint and build our headset production capabilities, our ability to anticipate market conditions, and the impact that the uncertain regulatory environment may have on our ability to accurately model for and grow our consumer business. The results expected by some or all of these forward-looking statements may not occur. Factors that affect our ability to achieve these results include our expectation that we will commence operations in our new Orlando manufacturing facility in September 2025, the continued availability of commercial real estate near our Orlando, Florida facilities, the availability of a satisfactory labor pool, potential supply chain issues, the impact from tariffs including inflation, and the Risk Factors contained in our Form 10-Q, filed with the SEC on May 8, 2025, Prospectus Supplement filed with the Securities and Exchange Commission (the “SEC”) on March 6, 2025 and in our Form 10-K for the year ended December 31, 2024. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. Any forward-looking statement made by us herein speaks only as of the date on which it is made. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

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Contact:

CS Investor Relations

917-633-8980

investors@unusualmachines.com

SOURCE: Unusual Machines, Inc.

Non-GAAP – Financial Measures

This shareholder letter includes both financial measures in accordance with Generally Accepted Accounting Principles, or GAAP, as well as non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally included or excluded in the most directly comparable measure calculated and presented in accordance with GAAP. Non-GAAP financial measures should be viewed as supplemental to, and should not be considered as alternatives to net income (loss), operating income (loss), and cash flow from operating activities, liquidity or any other financial measures. They may not be indicative of the historical operating results of the Company nor are they intended to be predictive of potential future results. Investors should not consider non-GAAP financial measures in isolation or as substitutes for performance measures calculated in accordance with GAAP.

Our management uses and relies on adjusted net loss, which is a non-GAAP financial measure. We believe that management, analysts, and shareholders benefit from referring to the following non-GAAP financial measure to evaluate and assess our core operating results from period-to-period after removing the impact of items that affect comparability. Our management recognizes that the non-GAAP financial measure has inherent limitations because of the excluded items described below.

We have included in Table 2 a reconciliation of our non-GAAP financial measure to the most comparable financial measure calculated in accordance with GAAP. We believe that providing the non-GAAP financial measure, together with reconciliation to GAAP, helps investors make comparisons between the Company and other companies. In making any comparisons to other companies, investors need to be aware that companies use different non-GAAP measures to evaluate their financial performance.

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Table 1

Cash balance at March 31, 2025	$5.0M

Q2 cash financings:
Public offering	36.3M
Employee stock option exercises	0.5M
Interest income	0.2M

Q2 cash spend:
Normal operations	(0.9M	)
Non-recurring legal and transaction expenses	(0.4M	)
Non-recurring investor relations	(0.4M	)
Inventory build up	(0.9M	)
Motor facility purchases	(0.5M	)

Cash Balance at June 30, 2025	$38.9M

Table 2

Net loss for three months ended June 30, 2025	$(6.9M	)

Q2 non-cash expenses for the three months ended June 30, 2025:
Stock compensation expense	5.5M

Q2 non-recurring expenses for the three months ended June 30, 2025:
Investor relations	0.4M
Filing fees related to S-3	0.1M
Legal expenses related to acquisitions	0.1M

Adjusted net loss for the three months ended June 30, 2025	$(0.8M	)

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Unusual Machines, Inc.

Consolidated Condensed Balance Sheets

	June 30, 2025	December 31, 2024
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$38,933,059	$3,757,323
Accounts receivable	173,388	66,575
Inventories	1,609,117	1,335,503
Prepaid inventory	1,314,592	904,728
Other current assets	192,778	31,500
Total current assets	42,222,934	6,095,629

Non-current assets:
Property and equipment, net	262,979	570
Operating lease right-of-use asset, net	288,516	323,514
Other assets	84,693	59,426
Goodwill	7,402,906	7,402,906
Intangible assets, net	2,184,686	2,225,530
Total non-current assets	10,223,780	10,011,946

Total assets	$52,446,714	$16,107,575

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued expenses	$608,694	$668,732
Operating lease liability	73,569	67,820
Deferred revenue	139,435	197,117
Total current liabilities	821,698	933,669

Non-current liabilities
Deferred tax liability	93,793	93,793
Operating lease liability – non-current	223,762	262,171
Total non-current liabilities	317,555	355,964

Total liabilities	1,139,253	1,289,633

Commitments and contingencies (See note 13)

Stockholders’ equity:
Preferred stock - $0.01 par value, 10,000,000 authorized
Series A preferred stock - $0.01 par value, 4,250 designated and 0 and 0 shares issued and outstanding at June 30, 2025 and December 31, 2024, respectively	–	–
Series B preferred stock - $0.01 par value, 1,000 designated and 0 and 0 shares issued and outstanding at June 30, 2025 and December 31, 2024, respectively	–	–
Series C preferred stock - $0.01 par value, 3,000 designated and 0 and 0 shares issued and outstanding at June 30, 2025 and December 31, 2024, respectively	–	–
Common stock - $0.01 par value, 500,000,000 authorized and 25,287,786 and 15,122,018 shares issued and outstanding at June 30, 2025 and December 31, 2024, respectively	252,877	151,221
Additional paid in capital	97,199,116	50,580,235
Accumulated deficit	(46,144,532)	(35,913,514)
Total stockholders’ equity	51,307,461	14,817,942

Total liabilities and stockholders’ equity	$52,446,714	$16,107,575

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Unusual Machines, Inc.

Consolidated Condensed Statement of Operations

For the Three and Six Months Ended June 30, 2025 and 2024

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024

Revenues	$2,123,970	$1,411,124	$4,166,270	$2,030,039

Cost of goods sold	1,329,291	1,022,684	2,874,784	1,437,432

Gross Margin	794,679	388,440	1,291,486	592,607

Operating Expenses
Operations	404,277	213,772	706,879	326,094
Research and development	62,731	10,282	70,633	27,078
Sales and marketing	302,358	386,332	509,975	543,390
General and administrative	7,195,193	1,349,587	10,421,097	2,353,761
Depreciation and amortization	20,593	171	41,186	342
Total operating expenses	7,985,152	1,960,144	11,749,770	3,250,664

Loss from operations	(7,190,473)	(1,571,704)	(10,458,284)	(2,658,057)

Other income and (expense)
Interest income	225,734	–	227,266	–
Interest expense	–	(40,534)	–	(60,183)
Other income and (expense)	225,734	(40,534)	227,266	(60,183)

Net loss	$(6,964,739)	$(1,612,238)	$(10,231,018)	$(2,718,240)

Net loss per share attributable to common stockholders
Basic and diluted	$(0.32)	$(0.16)	$(0.54)	$(0.34)

Weighted average common shares outstanding
Basic and diluted	21,771,954	10,040,741	18,853,428	8,053,299

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Unusual Machines, Inc.

Consolidated Condensed Statement of Changes in Stockholders’ Equity

For the Three and Six Months Ended June 30, 2025 and 2024

(Unaudited)

Three and Six Months Ended June 30, 2024

	Series B, Preferred Stock		Common Stock		Additional Paid-In	Accumulated	Total Stockholders’
	Shares	Value	Shares	Value	Capital	Deficit	Equity
Balance, December 31, 2023	190	$2	3,217,255	$32,173	$5,315,790	$(3,933,046)	$1,414,919

Issuance of common shares as settlement	–	–	16,086	161	64,183	–	64,344
Issuance of common shares, initial public offering, net of offering costs	–	–	1,250,000	12,500	3,837,055	–	3,849,555
Issuance of common shares, business combination	–	–	4,250,000	42,500	16,957,500	–	17,000,000
Conversion of preferred shares	(120)	(1)	600,000	6,000	(5,999)	–	–
Net loss	–	–	–	–	–	(1,106,002)	(1,106,002)

Balance, March 31, 2024	70	$1	9,333,341	$93,334	$26,168,529	$(5,039,048)	$21,222,816

Conversion of preferred shares	(20)	–	100,000	1,000	(1,000)	–	–
Issuance of common shares, equity incentive plan	–	–	977,899	9,779	(9,779)	–	–
Stock compensation expense - vested stock	–	–	–	–	346,854	–	346,854
Stock option compensation expense	–	–	–	–	14,389	–	14,389
Net loss	–	–	–	–	–	(1,612,238)	(1,612,238)

Balance, June 30, 2024	50	$1	10,411,240	$104,113	$26,518,993	$(6,651,286)	$19,971,821

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Three and Six Months Ended June 30, 2025

	Series A, Preferred Stock		Series B, Preferred Stock		Series C, Preferred Stock		Common Stock		Additional Paid-In	Accumulated	Total Stockholders’
	Shares	Value	Shares	Value	Shares	Value	Shares	Value	Capital	Deficit	Equity
Balance, December 31, 2024	–	$–	–	$–	–	$–	15,122,018	$151,221	$50,580,235	$(35,913,514)	$14,817,942

Issuance of restricted common stock, equity incentive plan	–	–	–	–	–	–	483,546	4,835	(4,835)	–	–
Issuance of common stock for exercise of warrants	–	–	–	–	–	–	1,224,606	12,246	2,424,720	–	2,436,966
Stock compensation expense - vested stock	–	–	–	–	–	–	–	–	1,883,433	–	1,883,433
Stock option compensation expense	–	–	–	–	–	–	–	–	22,940	–	22,940
Net loss	–	–	–	–	–	–	–	–	–	(3,266,279)	(3,266,279)

Balance, March 31, 2025	–	$–	–	$–	–	$–	16,830,170	$168,302	$54,906,493	$(39,179,793)	$15,895,002

	Series A, Preferred Stock		Series B, Preferred Stock		Series C, Preferred Stock		Common Stock		Additional Paid-In	Accumulated	Total Stockholders’
	Shares	Value	Shares	Value	Shares	Value	Shares	Value	Capital	Deficit	Equity
Issuance of common shares, Management/Board of Directors	–	$–	–	$–	–	$–	208,336	$2,082	$(2,082)	$–	$–
Issuance of common shares, Option exercises	–	–	–	–	–	–	94,650	947	366,923	–	367,870
Issuance of common shares, consulting services	–	–	–	–	–	–	4,630	46	(46)	–	–
Issuance of common shares, advisory board	–	–	–	–	–	–	150,000	1,500	(1,500)	–	–
Issuance of common shares, public offering	–	–	–	–	–	–	8,000,000	80,000	36,416,000	–	36,496,000
Stock option compensation expense	–	–	–	–	–	–	–	–	576,831	–	576,831
Stock option compensation expense – vested stock	–	–	–	–	–	–	–	–	4,936,497	–	4,936,497
Net loss	–	–	–	–	–	–	–	–	–	(6,964,739)	(6,964,739)
Balance, June 30, 2025	–	$–	–	$–	–	$–	25,287,786	$252,877	$97,199,116	$(46,144,532)	$51,307,461

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Unusual Machines, Inc.

Consolidated Condensed Statement of Cash Flows

For the Six Months Ended June 30, 2025 and 2024

(Unaudited)

	Six Months Ended June 30,
	2025	2024

Cash flows from operating activities:
Net loss	$(10,231,018)	$(2,718,240)
Depreciation and amortization	41,186	342
Stock compensation expense as settlement	–	64,344
Stock compensation expense	7,419,701	361,243
Bad debt	12,146	–
Change in assets:
Accounts receivable	(118,959)	6,798
Inventory	(273,614)	152,566
Prepaid inventory	(409,864)	(253,424)
Other assets	(151,547)	(129,089)
Change in liabilities:
Accounts payable and accrued expenses	(60,038)	384,556
Operating lease liabilities	(32,660)	(18,615)
Customer deposits and other current liabilities	(57,682)	(32,321)
Net cash used in operating activities	(3,862,349)	(2,181,840)

Cash flows from investing activities
Cash portion of consideration paid for acquisition of businesses, net of cash received	–	(852,801)
Purchase of property & equipment	(262,751)	–
Net cash used in investing activities	(262,751)	(852,801)

Cash flows from financing activities:
Proceeds from issuance of common shares, IPO	–	5,000,000
Proceeds from issuance of common shares, public offering	40,000,000	–
Proceeds from option exercises	367,870	–
Proceeds from issuance of common shares, warrant exercises	2,436,966	–
Common share issuance offering costs	(3,504,000)	(637,687)
Net cash provided by financing activities	39,300,836	4,362,313

Net increase in cash	35,175,736	1,327,672

Cash, beginning of period	3,757,323	894,773

Cash, end of period	$38,933,059	$2,222,445

Supplemental disclosures of cash flow information:
Non-cash consideration paid for assets acquired and liabilities assumed	$–	$19,000,000
Deferred acquisition costs	$–	$100,000
Deferred offering costs recorded as reduction of proceeds	$–	$512,758

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